As filed with the Securities and Exchange Commission on November 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York	14-1626307
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

512 Herndon Parkway, Suite A,

Herndon, Virginia 20170

(703) 464-4735

(Address of Principal Executive Office and Zip Code)

COMMAND SECURITY CORPORATION

AMENDED AND RESTATED 2009 OMNIBUS EQUITY INCENTIVE PLAN

(Full Title of the Plan)

N. Paul Brost

512 Herndon Parkway, Suite A,

Herndon, Virginia 20170

(Name and Address of Agent for Service)

(703) 464-4735

(Telephone Number, including Area Code, of Agent for Service)

Copy to:

Elliott M. Smith, Esq.

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

(212) 294-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer	[ ]	Non-accelerated filer	[ ]
Accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial or accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Exchange Act of 1934 (the “Securities Act”). [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	1,750,000	$3.15	(2)	$5,512,500	$686.31

(1)	This Registration Statement is being filed with the Securities and Exchange Commission to register an additional 1,750,000 shares of common stock which may be issued under the Command Security Corporation Amended and Restated 2009 Omnibus Equity Incentive Plan (the “Plan”).
(2)	Estimated, in accordance with Rule 457(c) and Rule 457(h)(1), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices reported by the NYSE American Exchange on October 31, 2017, which is within five (5) business days prior to the date of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of an additional 1,750,000 shares of common stock, par value $0.0001 per share (the “Common Shares”), of Command Security Corporation (the “Registrant”) for issuance under the Command Security Corporation Amended and Restated 2009 Omnibus Equity Incentive Plan (the “Plan”). The Common Shares are being registered in addition to the Common Shares previously registered for issuance under the Plan pursuant to the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 21, 2012 (Registration Number 333-185631) (the “2012 Registration Statement”). In accordance with Instruction E to the General Instructions to Form S-8, the contents of the 2012 Registration Statement are hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 19, 2017;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on July 31, 2017;

(3)	the Registrant’s Current Reports on Form 8-K, filed with the SEC on July 10, 2017, September 20, 2017 and September 29, 2017; and

(4)	the description of the Registrant’s common stock contained in its Registration Statement on Form 8-A under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), dated June 8, 2007, including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference (such incorporated documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 of the SEC’s Rules and Regulations under the Securities Act of 1933, as amended.

2

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended & Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 of the Form 10-K for the fiscal year ended March 31, 1993).
4.2	By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K for the fiscal year ended March 31, 1991).
4.3	Amendments to By-Laws (incorporated by reference to Exhibit 3.3 of the Form 10-K/A for the fiscal year ended March 31, 1994).
4.4	Amendments to By-Laws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the SEC on September 21, 2006).
4.5	Amendments to By-Laws (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the SEC on September 25, 2013).
4.6	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Eighth Amendment to the Registration Statement filed on Form S-1, File No. 33-75336).
4.7	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.4 of the Form 10-K for the fiscal year ended March 31, 2010).
5.1	Opinion of Winston & Strawn LLP.
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
23.2	Consent of D’Arcangelo & Co., LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Command Security Corporation Amended and Restated 2009 Omnibus Equity Incentive Plan (incorporated by reference to Annex A of the definitive proxy statement filed on July 28, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia, on this 3rd day of November, 2017.

COMMAND SECURITY CORPORATION

By:	/s/ N. Paul Brost
N. Paul Brost
Chief Financial Officer
(Principal Financial and Accounting Officer)

KNOWN BY ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appear below hereby constitute and appoint Craig P. Coy and N. Paul Brost, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8 filed herewith and any and all amendments thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do or perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Thomas P. Kikis	Chairman of the Board and Director	November 3, 2017
Thomas P. Kikis

/s/ Craig P. Coy	Chief Executive Officer and Director	November 3, 2017
Craig P. Coy	(Principal Executive Officer)

/s/ James P. Heffernan	Director	November 3, 2017
James P. Heffernan

/s/ Jerry L. Johnson	Director	November 3, 2017
Jerry L. Johnson

/s/ Mark J. Sullivan	Director	November 3, 2017
Mark J. Sullivan